UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 29, 2015

Enstar Group Limited

(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box HM 2267, Windsor Place, 3rd Floor 22 Queen Street, Hamilton HM JX Bermuda		N/A
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On June 3, 2015, the Canada Pension Plan Investment Board (“CPPIB”) purchased 1,501,211 voting ordinary shares of Enstar Group Limited (the “Company”) and 404,771 shares of Series E non-voting convertible ordinary shares of the Company from FR XI Offshore AIV, L.P., First Reserve Fund XII, L.P., FR XII-A Parallel Vehicle L.P. and FR Torus Co-Investment, L.P. (collectively, “First Reserve”, and the transaction, the “CPPIB-First Reserve Transaction”). In connection with the CPPIB-First Reserve Transaction, the Company and CPPIB entered into a Shareholder Rights Agreement (the “CPPIB Shareholder Rights Agreement”) granting CPPIB contractual shareholder rights that are substantially similar to those rights previously held by First Reserve. Simultaneously, First Reserve waived all of its rights under the Shareholder Rights Agreement, dated April 1, 2014, among the Company, First Reserve and Corsair Specialty Investors, L.P. (“Corsair”) (the “Shareholder Rights Agreement”), including its right to designate a representative to the Company’s Board of Directors.

The CPPIB Shareholder Rights Agreement grants CPPIB the right to designate one representative to the Company’s Board of Directors. This designation right terminates if CPPIB ceases to beneficially own at least 75% of the total number of voting and non-voting shares acquired in the CPPIB-First Reserve Transaction. Pursuant to this contractual right, CPPIB expects to designate a representative to the Company’s Board of Directors at a future time. The CPPIB Shareholder Rights Agreement is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

First Reserve also assigned to CPPIB substantially all of its rights under the Registration Rights Agreement, dated April 1, 2014, among the Company, First Reserve and Corsair, other than certain rights related to the Company’s resale shelf registration statement filed with the Securities and Exchange Commission on April 29, 2014.

Item 1.02.	Termination of a Material Definitive Agreement.

The provisions of Item 1.01 of this Current Report on Form 8-K are incorporated by reference into this Item 1.02.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 29, 2015, Kenneth W. Moore informed the Company of his intention to resign from the Company’s Board of Directors effective as of the closing of the CPPIB-First Reserve Transaction. Mr. Moore’s resignation was effective as of June 3, 2015. He was the director representative designated by First Reserve under the Shareholder Rights Agreement. Mr. Moore’s resignation was not the result of any disagreement with the Company on any matters relating to the Company’s operations, policies or practices.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Shareholder Rights Agreement, dated June 3, 2015, between Enstar Group Limited and Canada Pension Plan Investment Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

Date: June 3, 2015	By:	/s/ Richard J. Harris
Richard J. Harris
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Shareholder Rights Agreement, dated June 3, 2015, between Enstar Group Limited and Canada Pension Plan Investment Board.